EXHIBIT 99

                   PRESS RELEASE OF AMERICAN BANK INCORPORATED

                                  PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACT: Mark W. Jaindl (mjaindl@pcbanker.com)           Phone:     610-366-1800
         Chairman, President and Chief                   Toll-Free: 888-366-6622
         Executive Officer                               Fax:       610-366-1900

              American Bank Reports Record First Quarter Earnings,
                        Total Assets Exceed $525 Million

Allentown, PA, April 12, 2005 - American Bank, Inc. (NasdaqSC: AMBK), the parent company of American Bank, today announced record earnings for the quarter ended March 31, 2005. Net income for the quarter was $962,000, or $0.12 per diluted share, an increase of $111,000, or 13.0%, from the same period in the prior year. At the end of the quarter, assets totaled $527 million, up 4.4% from $505 million at March 31, 2004. Total deposits reached $358 million as of March 31, 2005, up from $350 million from the same time the previous year. American Bank's loans outstanding increased by $45 million, or 21.7%, since March 2004.

The increase in first quarter earnings is attributable to an increase of $21.4 million of earning assets and an increase of 22 basis points in the net interest margin in the current quarter compared to the prior year quarter.

President and CEO Mark Jaindl stated, "We are pleased with the results for the first quarter of 2005. The two factors impacting American Bank's positive performance continue to be our ability to control costs and our focus on maintaining superior asset quality. For the three months ended March 31, 2005, American Bank's operating expense to asset ratio decreased to 1.10% from 1.15% for the same period in the previous year, making American Bank one of the most efficient banks in the country. In addition, the quality of our loan portfolio remains high with only two relationships, representing balances of $200,919, classified as non-performing."

As previously announced, the Board of Directors approved a stock repurchase program authorizing the repurchase of up to 375,000 shares, or approximately 5%, of the Company's outstanding shares of common stock. American Bank believes this program will benefit both the Company and its stockholders.

American Bank will hold its Annual Meeting of Stockholders on April 20, 2005 at 9:00 a.m. EST at the Holiday Inn West, Fogelsville, PA.

American Bank common stock closed at $8.65 per share on Monday, April 11th. American Bank Trust Preferred Securities last traded at $10.50 per share.

About American Bank
-------------------

American Bank serves the Lehigh Valley community in eastern Pennsylvania and is recognized as a leading provider of Internet banking and financial services nationwide. American Bank offers a complete selection of banking services that includes checking, money market, savings, certificates of deposit, consumer and commercial loans, free personal online bill payment, credit cards and VISA debit cards. Pcbanker.com delivers a full range of real-time Internet banking, insurance and discount brokerage services, while consistently offering some of the best loan and deposit rates in the United States. American Bank has been recognized as one of the top Internet banks in the country by Gomez Advisors, Inc and has received the Bankrate.com(R) Top Tier award for consistently offering annual percentage yields (APY's) that were among the highest reported. American Bank is FDIC insured.

American Bank Online and pcbanker.com are registered trademarks for the Internet financial services provided by American Bank, a state-chartered, FDIC insured full-service financial institution serving customers throughout the United States. American Bank is a member of the Federal Reserve System.

Forward-Looking Statements
--------------------------

         Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, risks associated with the conduct of the Company's business over the internet, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

         The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect its financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                               American Bank, Inc.
                         Selected Financial Information
                  (Amounts in thousands, except per share data)

                                                         Unaudited
                                                          March 31,         December 31,
                                                          ---------         ------------
                                                     2005          2004         2004

Selected Financial Condition Data:
Total assets ..................................     $527,365     $505,207     $503,436
Loans receivable, net .........................      252,358      207,420      242,348
Allowance for loan losses .....................        2,904        2,459        2,768
Securities available for sale (at fair value) .      227,799      256,592      220,911
Securities held to maturity (at cost) .........       23,282       15,067       13,480
Deposits ......................................      358,230      350,266      345,732
Short-term debt ...............................       17,205        7,730        6,991
Long-term debt ................................       96,027       96,292       96,095
Junior subordinated debentures ................       10,187       10,187       10,187
Stockholders' equity ..........................       43,777       38,707       41,910

Book value per share ..........................     $   5.84     $   5.38     $   5.80

Shares outstanding ............................        7,539        7,186        7,223


                                                            Unaudited
                                                         For the Three
                                                      Months Ended Mar 31,
                                                     ---------------------
                                                      2005           2004

Selected Operating Data:
Total interest income ............................   $5,758         $5,110
Total interest expense ...........................    3,126          2,850
                                                     ------         ------
   Net interest income ...........................    2,632          2,260
Provision for loan losses ........................      136             45
                                                     ------         ------
   Net interest income after
     provision for loan losses ...................    2,496          2,215
                                                     ------         ------
Fees and service charges .........................       53             43
Net realized gain on sale of securities ..........        9            241
Net realized gain on sale of mortgage loans ......       24             30
Earnings on bank owned life insurance ............       87             75
Other income .....................................      141             55
                                                     ------         ------
   Total non-interest income .....................      314            444
                                                     ------         ------
   Total operating expense .......................    1,412          1,420
                                                     ------         ------
      Income before taxes on income ..............    1,398          1,239
Taxes on income ..................................      436            388
                                                     ------         ------
Net income .......................................   $  962         $  851
                                                     ======         ======

      Earnings per share-basic ...................   $ 0.13         $ 0.12
                                                     ======         ======
                        -diluted .................   $ 0.12         $ 0.12
                                                     ======         ======

      Weighted average shares outstanding for
         earnings per share calculation-basic.....    7,346          6,917
                                                     ======         ======
                                       -diluted...    8,589          8,186
                                                     ======         ======

                               American Bank, Inc.
                         Selected Financial Information



                                                                 Unaudited
                                                               For the Three
                                                            Months Ended Mar 31,
                                                            --------------------
                                                              2005        2004

Performance
Ratios(1):
Return on assets (ratio of net income to
  average total assets) ................................       0.75%     0.69%
Return on equity (ratio of net income
   to average equity) ..................................       9.00%     9.57%
Net interest margin (ratio of net interest income
  divided by average earning assets) ...................       2.12%     1.90%
Ratio of operating expense to average total assets .....       1.10%     1.15%
Efficiency ratio (ratio of operating expenses divided by
  net interest income plus non-interest income) ........      48.01%    52.42%


Asset Quality Ratios:
Non-performing assets to total assets at end of period .       0.04%     none
Allowance for loan losses to non-performing loans ......   1,445.57%      n/a
Allowance for loan losses to loans receivable ..........       1.14%     1.17%

Regulatory Capital Ratios-Bank:
Tier I to average assets ...............................       8.36%     7.66%
Tier I to risk weighted assets .........................      12.81%    14.35%
Total capital to risk weighted assets ..................      13.70%    15.22%

-------------------------
(1) Ratios for the three month periods are annualized.